Exhibit 99.4

GEODynamics, Inc. and Subsidiaries

Consolidated Financial Report

September 30, 2017 and 2016

C O N T E N T S

Independent Auditor’s Review Report

To the Stockholder

GEODynamics, Inc. and Subsidiaries

Report on the Financial Statements

We have reviewed the accompanying consolidated financial statements of GEODynamics, Inc. and Subsidiaries as of September 30, 2017, for the three-month and nine-month periods then ended and the September 30, 2016 nine-month period then ended.

Management’s Responsibility

Management is responsible for the preparation and fair presentation of the interim financial information in accordance with accounting principles generally accepted in the United States of America; this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with accounting principles generally accepted in the United States of America.

Auditor’s Responsibility

Our responsibility is to conduct our review in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.

Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial information for it to be in accordance with accounting principles generally accepted in the United States of America.

WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas

January 15, 2018

AN INDEPENDENT MEMBER OF	WEAVER AND TIDWELL, L.L.P.	2821 WEST SEVENTH STREET, SUITE 700, FORT WORTH, TX 76107
BAKER TILLY INTERNATIONAL	CERTIFIED PUBLIC ACCOUNTANTS AND ADVISORS	P: 817.332.7905 F: 817.429.5936

GEODynamics, Inc. and Subsidiaries

Consolidated Balance Sheets

September 30, 2017 and 2016

	2017	2016

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,206,551	$6,934,339
Trade accounts receivable, net of allowance for doubtful accounts of $1,041,562 and $330,560 at September 30, 2017 and 2016, respectively	31,105,827	14,767,979
Inventories, net	36,523,436	28,630,684
Prepaid expenses	1,607,942	1,843,398
Total current assets	76,443,756	52,176,400

PROPERTY AND EQUIPMENT, at cost, net	14,512,619	12,907,438

GOODWILL	2,803,494	1,301,565

DEFERRED TAX ASSET	1,243,554	—

OTHER INTANGIBLE ASSETS	866,143	677,118

OTHER ASSETS	185,030	195,997

TOTAL ASSETS	$96,054,596	$67,258,518

The Notes to Consolidated Financial Statements are

an integral part of these statements.

	2017	2016

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Accounts payable	$9,712,666	$3,019,147
Accrued liabilities	5,159,532	1,521,433
Income taxes payable	2,622,102	—
Deferred revenue	307,094	—
Line of credit	16,056,471	—
Current portion of long-term debt	614,465	861,036
Current portion of capital lease obligation	130,913	132,427
Current portion of deferred gain on sale of land	135,839	32,745
Due to related parties	850,000	940,000
Total current liabilities	35,589,082	6,506,788

Deferred gain on sale of land	1,660,941	253,384
Long-term debt	564,555	1,202,092
Deferred tax liability	—	344,915
Line of credit	—	17,056,471
Capital lease obligation	710,257	932,461
Total liabilities	38,524,835	26,296,111

STOCKHOLDER’S EQUITY
Common stock; $1 par value; 150,000 shares authorized, issued and outstanding	150,000	150,000
Additional paid-in capital	18,153,866	18,153,866
Accumulated equity	39,047,388	22,658,541
Accumulated other comprehensive income	178,507	—
Total stockholder’s equity	57,529,761	40,962,407

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$96,054,596	$67,258,518

The Notes to Consolidated Financial Statements are

an integral part of these statements.

GEODynamics, Inc. and Subsidiaries

Consolidated Statements of Income

Periods Ended September 30, 2017 and 2016

	THREE MONTHS	NINE MONTHS
	2017	2017	2016

SALES, NET	$45,837,731	$117,364,589	$50,914,209

COST OF SALES	25,734,727	69,818,308	36,561,382
Gross profit	20,103,004	47,546,281	14,352,827

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	7,844,379	21,484,713	13,289,251
Income from operations	12,258,625	26,061,568	1,063,576

OTHER INCOME (EXPENSE)
Miscellaneous income (expense)	(55,143)	(66,609)	43,576
Interest expense	(179,268)	(506,923)	(513,254)

INCOME BEFORE INCOME TAX EXPENSE	12,024,214	25,488,036	593,898

INCOME TAX (EXPENSE) REFUND	(3,928,091)	(8,256,084)	295,791

NET INCOME	$8,096,123	$17,231,952	$889,689

The Notes to Consolidated Financial Statements are

an integral part of these statements.

GEODynamics, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

Periods Ended September 30, 2017 and 2016

	THREE MONTHS	NINE MONTHS
	2017	2017	2016

NET INCOME	$8,096,123	$17,231,952	$889,689
Foreign currency translation adjustments	52,616	178,507	—

COMPREHENSIVE INCOME	$8,148,739	$17,410,459	$889,689

The Notes to Consolidated Financial Statements are

an integral part of these statements.

GEODynamics, Inc. and Subsidiaries

Consolidated Statements of Stockholder’s Equity

Periods Ended September 30, 2017 and 2016

	Common Stock		Additional Paid-in	Accumulated	Accumulated Other Comprehensive	Total Stockholder’s
	Shares	Amount	Capital	Equity	Income	Equity
BALANCE, December 31, 2015	150,000	$150,000	$18,153,866	$21,768,852	$—	$40,072,718
Net income	—	—	—	889,689	—	889,689

BALANCE, September 30, 2016	150,000	$150,000	$18,153,866	$22,658,541	$—	$40,962,407

BALANCE, December 31, 2016	150,000	$150,000	$18,153,866	$21,815,436	$—	$40,119,302
Net income	—	—	—	17,231,952	—	17,231,952
Translation adjustment	—	—	—	—	178,507	178,507

BALANCE, September 30, 2017	150,000	$150,000	$18,153,866	$39,047,388	$178,507	$57,529,761

The Notes to Consolidated Financial Statements are

an integral part of these statements.

GEODynamics, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Periods Ended September 30, 2017 and 2016

	THREE MONTHS	NINE MONTHS
	2017	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$8,096,123	$17,231,952	$889,689
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	885,201	2,599,361	2,445,874
Deferred income taxes	396,072	(1,588,468)	(591,453)
Gain on disposal of property	(2,463)	(2,463)	(2,877)
Changes in operating assets and liabilities:
Trade accounts receivable	(4,875,497)	(16,696,701)	2,120,992
Inventories	(4,684,526)	(7,465,749)	6,257,434
Prepaid expenses	551,899	(45,169)	393,884
Other assets	(50,045)	(58,112)	(26,001)
Income taxes payable	1,728,545	3,536,215	201,938
Accounts payable	(1,459,345)	4,752,231	(4,110,426)
Deferred revenue	13,901	307,094	—
Deferred gain on sale of land	1,546,417	1,546,417	32,582
Accrued liabilities	(961,104)	3,365,684	(1,729,965)
Net cash provided by operating activities	1,185,178	7,482,292	5,881,671

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(3,977,054)	(6,418,973)	(2,238,928)
Acquisition of a business	—	(2,209,253)	—
Proceeds from sale of property	1,731,871	1,731,871	24,500
Net cash used in investing activities	(2,245,183)	(6,896,355)	(2,214,428)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowing under revolving lines of credit	—	(1,000,000)	—
Payments on notes payable	(223,313)	(720,238)	(768,247)
Payments on capital lease	(119,877)	(190,511)	(99,364)
Net cash used in financing activities	(343,190)	(1,910,749)	(867,611)
Effect of exchange rate changes on cash	52,616	178,507	—
Net change in cash	(1,350,579)	(1,146,305)	2,799,632

CASH, beginning of period	8,557,130	8,352,856	4,134,707

CASH, end of period	$7,206,551	$7,206,551	$6,934,339

SUPPLEMENTARY CASH FLOW INFORMATION
Interest paid	$128,485	$506,146	$513,254
Income taxes paid	$3,358,000	$5,830,000	$152,000

The Notes to Consolidated Financial Statements are

an integral part of these statements.

GEODynamics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1. Significant Accounting Policies

The accounting policy relative to the carrying value of property and equipment is indicated in the caption on the balance sheet. Nature of operations and other significant accounting policies are as follows:

Nature of Operations

GEODynamics, Inc. (the Company) (Parent), a Delaware corporation, is a global technology and manufacturing leader in perforating, downhole completions, intervention, and wireline solutions. They provide their products and services to domestic and international customers in the oil and gas industry.

On August 31, 2012, the Company acquired 100% of the membership interests of Legacy Oil Tools, LLC.

On May 12, 2015, the Company acquired the assets and inventory of Connor Oil Tools, LLC. These items are included in the balance sheet of GEODynamics, Inc. from that date onwards.

On October 26, 2016, the Company established a wholly owned Subsidiary: GEODynamics UK Limited, in Aberdeen, Scotland.

On January 1, 2017 the Company acquired the assets of Paradigm GeoKey Services Limited, located in the United Kingdom, for an aggregate purchase price of $2,209,253 in cash. GEODynamics UK Limited, Paradigm GeoKey Services Limited, and Legacy Oil Tools, in Millsap, Texas are consolidated with the Parent to form GEODynamics, Inc. (collectively referred to as the Company).

Basis of Presentation

The consolidated financial statements include the accounts of the parent and subsidiaries. All significant intercompany transactions, balances and profits have been eliminated.

The accompanying consolidated financial statements have been prepared by the Company, without audit, and reflect all adjustments which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial reporting. In the opinion of management, the consolidated financial statements reflect all adjustments (of a normal and recurring nature) which are necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented. The results of operations for the three and nine months ended September 30, 2017, and the nine months ended September 2016, are not necessarily indicative of the results to be expected for the entire fiscal year.

These unaudited consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company's annual financial statements for the year ended December 31, 2016.

GEODynamics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Cont'd)

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related revenues and expenses and disclosure of gain and loss contingencies at the date of the consolidated financial statements. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and deposits with banks with original maturities of three months or less.

The Company regularly maintains cash balances at financial institutions which could exceed FDIC insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Accounts Receivable

The Company has provided an allowance for doubtful accounts based on prior experience, reviews of individual accounts, historical losses, existing economic conditions, and management’s evaluation of other pertinent factors. Accounts are written off as they are deemed uncollectible based on a periodic review of accounts.

Inventories

Inventories are stated at the lower of cost (first-in, first out basis) or market value.

Property and Equipment

Property and equipment are capitalized at cost and depreciated primarily using the straight-line method over the estimated useful lives of the various assets. Improvements that substantially increase the useful life of property are capitalized. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of property and equipment sold or otherwise retired and the related accumulated depreciation is removed from the accounts and any resulting gain or loss is included in operating results. The useful lives for purposes of calculating depreciation are as follows:

Vehicles (years)	2	-	5
Machinery and equipment (years)	3	-	7
Office equipment (years)	3	-	5
Leasehold improvements (years)	5	-	7

Goodwill

In accordance with U.S. generally accepted accounting principles relating to goodwill, the Company is required to evaluate the goodwill on an annual basis for potential impairment. During the nine months ended September 30, 2017 and 2016, there were no impairment charges to goodwill.

GEODynamics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Cont'd)

Revenue Recognition

The Company recognizes revenue from sales of product when the customer takes title to the products and the related risks and rewards of ownership of the product have transferred to the customer and from services when they are delivered to the customer. Sales tax collected is not included in net sales.

Shipping and Handling Costs

The Company records shipping and handling costs in cost of goods sold.

Advertising

The Company expenses all advertising costs as incurred. Amounts expensed for advertising costs for the nine months ended September 30, 2017 and 2016 were $442,113 and $214,985, respectively, and $180,402 for the three months ended September 30, 2017.

Income Taxes

The Company accounts for federal income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. In estimating future tax consequences, all expected future events other than enactments of changes in the tax law or rates are considered. The Company provides a valuation allowance for the amount of the deferred tax assets not expected to be realized.

The Company is also subject to state income tax on the portion of its income earned in Texas.

Legacy Oil Tools, LLC is a limited liability company under the provisions of the Internal Revenue Code.

Generally accepted accounting principles (GAAP) requires that the Company recognize the impact of a tax position that is more likely than not to be disallowed upon examination, including resolution of any appeals or litigation processes, based upon the technical merits of the position. Tax positions taken related to the Company’s tax status and federal and state filing requirements have been reviewed, and management is of the opinion that they would more likely than not be sustained by examination. Accordingly, the Company has not recorded an income tax liability for uncertain tax benefits. As of September 30, 2017, the Company’s tax years 2014 and thereafter remain subject to examination for federal tax purposes and 2013 and thereafter remain subject to examination for state tax purposes.

Concentrations of Credit Risk

The Company extends credit to its customers primarily in the oil and gas industry, which results in accounts receivable arising from its normal business activities. The Company does not require collateral from its customers, but routinely assesses the financial strength of the customers and, based upon factors surrounding the credit risk of the customers, believes that its credit risk exposure from accounts receivable is limited. Such estimate of the financial strength of the customers may be subject to change in the near term.

One customer comprised 25% and 23% of total sales for the nine months ended September 30, 2017 and 2016, respectively, and 28% for the three months ended September 30, 2017.

GEODynamics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Cont'd)

Recent Accounting Pronouncements

In July 2015, the FASB issued ASU 2015-11, “Inventory”, which changes the way inventory is valued for companies that measure inventory utilizing the first-in, first-out, or average cost methods to the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The guidance is effective for fiscal periods beginning after December 15, 2016 and is applied prospectively with earlier application permitted. The Company adopted this guidance for the nine month period ended September 30, 2017 and did not materially impact the consolidated balance sheet or income statement.

In November 2015, the FASB issued ASU 2015-17, “Income Taxes”, which requires all deferred tax assets and liabilities to be classified as non-current on the balance sheet instead of separating deferred taxes into current and non-current amounts. The guidance is effective for annual and interim periods beginning after December 15, 2017, and may be adopted on either a prospective or retrospective basis.

In February 2016, the FASB issued ASU 2016-02, “Leases”, a comprehensive new standard that amends various aspects of existing accounting guidance for leases, including the recognition of a right of use asset and a lease liability for leases with a duration greater than one year. The guidance is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted. The Company has not completed a review of the new guidance; however, the Company anticipates that upon adoption of the standard the Company will recognize additional assets and corresponding liabilities related to leases on the Company’s consolidated balance sheet.

In May 2014, the FASB issued ASU No. 2014-09, which amends ASC Topic 606, “Revenue from Contracts with Customers”. The amendments in this ASU are intended to provide a more robust framework for addressing revenue issues, improve comparability of revenue recognition practices and improve disclosure requirements. The amendments in this accounting standard update are effective for interim and annual reporting periods beginning after December 15, 2017 and December 15, 2018 for public and private entities, respectively. This ASU can be adopted either retrospectively or as a cumulative effect adjustment as of the date of adoption. The Company has not completed a review of the new guidance.

Note 2. Inventories

Inventories are comprised of the following at September 30:

	2017	2016

Raw materials	$16,461,076	$9,259,386
Finished goods	22,174,835	21,072,036
Less: Inventory reserve	(2,112,475)	(1,700,738)

	$36,523,436	$28,630,684

GEODynamics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Cont'd)

Note 3.     Property and Equipment

Property and equipment consists of the following at September 30:

	2017	2016

Land	$—	$178,078
Vehicles	512,255	487,067
Machinery and equipment	16,936,897	14,932,523
Office equipment	1,340,505	1,253,754
Leasehold improvements	9,209,383	8,961,611
Construction in progress	3,412,490	559,874

	31,411,530	26,372,907
Accumulated depreciation	(16,898,911)	(13,465,469)

Property and equipment, net	$14,512,619	$12,907,438

Depreciation expense for the nine months ended September 30, 2017 and 2016 was $2,485,419 and $2,318,021 respectively, and $861,135 for the three months ended September 30, 2017.

Note 4.     Intangible Assets

Intangible assets consisted of the following at September 30:

	2017	2016

Customer list (15 years)	$525,229	$525,226
Non-compete agreements (4 years)	154,374	154,374
Patents (10 years)	829,956	485,234
Patents (5 years)	151,685	151,685
Trade name (2 years)	40,065	40,065
Intangible assets	30,390	30,390

	1,731,699	1,386,974
Accumulated amortization	(865,556)	(709,856)

	$866,143	$677,118

Amortization expense for the nine months ended September 30, 2017 and 2016 was $113,942 and $127,853, respectively, and $24,506 for the three months ended September 30, 2017. Estimated future amortization is as follows:

2017	$34,837
2018	116,594
2019	109,009
2020	109,009
2021	109,009
2022	109,009
Thereafter	248,286

GEODynamics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Cont'd)

Note 5. Sale of Land

During 2008, the Company sold a tract of land to an unrelated third party for approximately $724,000. The proceeds of the sale exceeded the cost of the land by approximately $589,000. Concurrent with the sale of the land the Company signed a lease agreement with the buyer to lease back the land and a building, which the buyer was to construct to the Company’s specifications. The construction was completed during 2009, and the Company began leasing the premises in March of 2009. Beginning in March 2009 the lease was recorded as an operating lease. The gain on sale was deferred and will be recognized ratably over the term of the lease.

In September 2017, the Company sold land and buildings to a related party for approximately $1,724,000. The proceeds of the sale exceeded the cost of the land and buildings by approximately $1,546,000. Concurrent with the sale, the Company signed a lease agreement with the buyer to lease back the land and buildings. The Company began leasing the premises in September 2017 at which time it was recorded as an operating lease. The gain on sale was deferred and will be recognized ratably over the term of the lease.

Note 6. Line Of Credit

As of September 30, 2017 and 2016, the Company maintained a revolving line of credit agreement with a bank. The line of credit has a maximum commitment of $30,000,000 and $35,000,000 at September 30, 2017 and 2016, respectively, and bears interest at the daily one month LIBOR rate plus 2.25% (3.49% and 2.77% at September 30, 2017 and 2016, respectively). The agreement expires April 30, 2018. The agreement requires the Company to maintain certain financial ratios and comply with certain technical covenants. At September 30, 2017 and 2016, the Company was in compliance with respect to these covenants. The outstanding balance as of September 30, 2017 and 2016 was $16,056,471 and $17,056,471, respectively. The line of credit is secured by substantially all of the assets of the Company. The line of credit is also guaranteed by the Company’s sole stockholder.

Note 7. Long-Term Debt

Long-term debt at September 30 consists of the following:

	2017	2016

Notes payable to a bank, due in monthly installments totaling $74,031, including interest ranging from 4.01% to 5.42%, maturing through December 2019; collateralized by equipment	$1,179,020	$2,063,128

	1,179,020	2,063,128
Less current portion of long-term debt	614,465	861,036

	$564,555	$1,202,092

The principal amounts of long-term debt maturing in each of the periods subsequent to September 30, 2017 are as follows:

2017	$213,322
2018	531,948
2019	433,750

$1,179,020

GEODynamics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Cont'd)

Note 8. Property Under Capital Lease

The Company has entered into agreements for the lease of property with total costs of $1,555,879 at September 30, 2017 and 2016, which are classified as capital leases. Accumulated amortization on these assets was $601,373 and $537,632 at September 30, 2017 and 2016, respectively. Amortization expense is included in depreciation expense.

The following is a schedule by year of future minimum lease payments under the capital lease obligations together with the present value of the net minimum lease payments as of September 30, 2017:

2017	$32,620
2018	177,507
2019	179,282
2020	181,075
2021	182,886
2022	184,715
Thereafter	15,406

Total minimum lease payments	953,491
Less amount representing interest	112,321

Present value of net minimum lease payments	841,170
Less current portion	130,913

Non-current portion	$710,257

Note 9.     Stock Option Plan

GEODynamics, B.V., the Company’s parent, adopted an employee stock option plan on May 23, 2007. The purpose of the plan is to attract and retain key management employees and members of the board of directors and to provide such persons with a proprietary interest in the Company through the granting of nonqualified stock options. Under the plan, all options are fully vested as of the grant date. The participant may exercise a stock option at any time. No options have a contractual life in excess of 10 years. As of September 30, 2017 and 2016, there were 138,837 and 211,337 options that were both outstanding and exercisable, respectively. The weighted average exercise price of shares outstanding at September 30, 2017 and 2016 was $6.22 and $5.46 a share, respectively. Per the terms of the employee stock option plan, no further stock options may be granted as of the termination date of July 14, 2015.

Effective March 1, 2012, GEODynamics, B.V. established an additional employee retention plan, the Phantom Unit Plan (PUP), which provides for the issuance of shares of phantom stock as part of a non-qualified deferred compensation arrangement. Each share of phantom stock represents a contractual right to receive an amount in cash equal to the spread between the fair value on the date of grant and the fair value per share of the Company’s stock upon an exchange event. Awards are fully vested three to five years after the grant date or up to a maximum of 100% or 80% of the number of granted units in the event of a change of control or the occurrence of an employee’s experience of an unforeseeable emergency.

GEODynamics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Cont'd)

Accounting Standards Codification (ASC) Topic 718, Compensation – Stock Compensation, addresses the accounting for the share-based payment transactions in which a company receives goods or services in exchange for: (a) equity instruments of the Company, or (b) liabilities that are based on the fair value of the Company’s equity instruments or that may be settled by the issuance of such equity instruments. ASC Topic 718 focuses primarily on accounting for transactions in which a company obtains employee services in share-based payment transactions. ASC Topic 718 generally requires that liability-classified awards such as the PUP be accounted for using a fair value based method at the grant date and subsequently remeasured each reporting period until the award is settled.

GEODynamics, B.V. had 1,154,631 and 1,005,631 phantom units outstanding under the plan as of September 30, 2017 and 2016, respectively, which have been granted to employees of the Company. During the nine months ended September 30, 2017, 65,000 units were granted, 187,900 units vested, and no unvested units were forfeited. During the nine months ended September 31, 2016, 530,000 units were granted and 67,550 units vested, and 20,800 unvested units were forfeited. Compensation cost associated with vested units under the plan and unrecognized compensation cost associated with unvested units under the plan totaled $0 for the nine months ended September 30, 2017 and 2016 due to no change of control event or the occurrence of an employee’s experience of an unforeseeable emergency. Refer to Note 14 related to change of control subsequent to September 30, 2017.

Note 10. Income Taxes

Deferred income tax assets and liabilities for the Company are computed annually for temporary differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to be realized. Income tax expenses are the taxes payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The income tax provision differs from that computed by applying statutory rates to income before income tax expense (refund) primarily because of property basis adjustments required by tax regulations.

On December 22, 2017, legislation was signed into law which enacts significant changes to U.S. tax and related laws, including certain key U.S. federal income tax provisions applicable to oilfield service and manufacturing companies such as the Company. These include, but are not limited to, the following: a reduction in the maximum U.S. corporate tax rate to 21% beginning in 2018 from 35% in 2017, allows for the immediate expensing of certain property placed in service after September 27, 2017, elimination of certain manufacturing deductions after 2017 and limitations on the deductibility of Interest expense after 2017. U.S. state or other regulatory bodies have not announced potential changes to existing laws and regulations which may result from the new U.S. tax and related laws. The Company continues to evaluate the effect of the provisions of the recently enacted U.S. tax and related laws on the Company’s operations as well as the impact of these changes on its consolidated financial statements.

GEODynamics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Cont'd)

The components of income tax expense (refund) for the periods ended September 30, 2017 and 2016 are as follows:

	THREE MONTHS	NINE MONTHS
	2017	2017	2016

Current taxes – federal	$5,042,540	$9,134,277	$76,051
Deferred taxes – federal	(1,395,079)	(1,345,769)	(282,921)
Current taxes – state	358,952	544,050	(18,751)
Deferred taxes – state	(78,322)	(76,474)	(70,170)

	$3,928,091	$8,256,084	$(295,791)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at September 30, 2017 and 2016 are presented below:

	2017	2016

Deferred tax asset (liability)
Depreciation and amortization	$(1,077,769)	$(1,318,525)
Deferred gain on sale of land	617,396	100,735
Vacation accrual	(1,216)	(1,217)
Capitalized patents	340,000	—
Accrued commissions	178,004	29,687
Inventory adjustments	715,662	578,251
263A adjustment	36,714	—
State taxes	80,632	10,533
Bad debt expense	354,131	255,621

Total net deferred tax asset (liability)	$1,243,554	$(344,915)

Net deferred tax assets (liabilities) consist of the following at September 30, 2017 and 2016:

	2017	2016

Deferred tax asset – current	$1,243,554	$—
Deferred tax liability - non current	—	(344,915)

	$1,243,554	$(344,915)

Note 11. Commitments And Contingencies

The Company leases various equipment, vehicles and office facilities (see Note 5) under operating leases. Included in general and administrative expense and cost of sales for the nine months ended September 30, 2017 and 2016 is approximately $2,481,000 and $2,215,000, respectively, and $425,000 for the three months ended September 30, 2017 under operating lease agreements. At September 30, 2017, the approximate future minimum rental payments under noncancelable operating leases are as follows:

2017	$831,408
2018	3,373,916
2019	2,951,186
2020	2,611,877
2021	2,318,601
2022	2,245,683
Thereafter	2,076,813

$16,409,484

GEODynamics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Cont'd)

Note 12. Related Party Transactions

Included in due to related parties at September 30, 2017 and 2016 is $850,000 and $940,000, respectively, due to the Company’s sole stockholder, GEODynamics, B.V., related to the purchase of Legacy Oil Tools, LLC.

The Company has a month-to-month lease agreement with an owner of GEODynamics, B.V. for office facilities. Lease expense recorded under this agreement was $42,750 for each of the periods ended September 30, 2017 and 2016, respectively, and $14,250 for the three months ended September 30, 2017.

The Company has a lease agreement with an owner of GEODynamics, B.V. and an officer of the Company for office facilities. Lease expense recorded under this agreement was $90,000 for each of the periods ended September 30, 2017 and 2016, respectively, and $30,000 for the three months ended September 30, 2017.

The Company sold land and buildings to an owner of GEODynamics, B.V. and then entered into a sale-leaseback with that owner as described in Note 5.

The Company has consulting agreements with two individuals who are owners of GEODynamics, B.V. under which it paid $301,667 and $282,500 in the nine months ended September 30, 2017 and 2016, respectively, and $107,500 for the three months ended September 30, 2017.

Note 13. 401(K) Plan

The Company sponsors a 401(k) Plan (the Plan) covering qualified employees. Employees may contribute a portion of their compensation to the Plan each year, and the Company makes discretionary contributions. Employer contributions related to the Plan were $289,927 and $260,305 for the nine months ended September 30, 2017 and 2016, respectively, and $108,570 for the three months ended September 30, 2017, which are included in general and administrative expenses.

Note 14. Subsequent Events

The Company evaluated for recognition or disclosure all events or transactions that occurred after September 30, 2017 through January 15, 2018, the date these consolidated financial statements were available to be issued noting the below subsequent event.

Effective January 12, 2018, GEODynamics, B.V. sold 100% of the outstanding stock of the Company to Oil States International, Inc. The purchase consideration received by GEODynamics, B.V. was in excess of the Company’s stockholder’s equity as of September 30, 2017. In connection with the transaction, the change of control provisions for the phantom units and options referenced in Note 9 were triggered and the resulting obligation to the unit holders is the responsibility of GEODynamics, B.V.